Execution Version

FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 9, 2022 (this “Supplemental Indenture”), is between CONSTELLATION ENERGY GENERATION, LLC, a Pennsylvania limited liability company (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, pursuant to the Indenture, dated as of February 9, 2022, between the Company and the Trustee (the “Base Indenture” and, together with and as supplemented by this Supplemental Indenture, the “Indenture”), the Company may from time to time issue and sell Securities (as defined in the Base Indenture) in one or more series and, pursuant to Section 2.3 of the Base Indenture, the Company may establish the form or terms of Securities of any series issued thereunder through one or more supplemental indentures pursuant to Section 2.4 of the Base Indenture;
WHEREAS, the Company desires by this Supplemental Indenture to create and authorize one new series of Securities entitled as follows: “3.046% Senior Notes due 2027” (the “Notes”), and to provide the terms and conditions of the Notes and upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;
WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance and form of the Notes and the terms, provisions and conditions thereof;
WHEREAS, the Notes are one series of Securities and are being issued under the Base Indenture and are subject to the terms contained therein and herein;
WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A;
WHEREAS, pursuant to the terms of the Base Indenture and this Supplemental Indenture, the Company has duly authorized the creation, issuance and sale on one or more occasions to Fells Point Funding Trust, a Delaware statutory trust (the “Trust”), pursuant to the Facility Agreement, dated as of February 9, 2022, among the Company, the Trust, and the Trustee (the “Facility Agreement”) of the Notes, not to exceed the Maximum Amount (as defined below) at any one time outstanding; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as provided in the Base Indenture and this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed.
NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:
Section 1.DEFINITIONS. For all purposes of this Supplemental Indenture, the following terms will have the respective meanings set forth in this Section 1. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Base Indenture.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in

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the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Automatic Exercise” has the meaning set forth in the Facility Agreement.
“Automatic Exercise Event” has the meaning set forth in the Facility Agreement.
“Available Amount” has the meaning set forth in the Facility Agreement.
“Base Indenture” has the meaning assigned to it in the recitals to this Supplemental Indenture, as originally executed and as thereafter supplemented, modified or amended.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
“Capital Stock” means:
(1)in the case of a corporation, corporate stock;
(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Certificate” has the meaning set forth in the Trust Declaration.
“Change of Control” means the occurrence of any of the following:
(1)the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); or
(2)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

“Change of Control Offer Issuance Amount” has the meaning set forth in the Facility Agreement.

“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the P-Caps and/or the Notes are downgraded by each of the Rating Agencies on any date during the 60-day period commencing after the earlier of (a) the occurrence of a Change of Control and (b) public disclosure by the Company of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or the Trustee’s request that such downgrade was the result of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided further that no Change of Control Triggering Event shall occur if following such downgrade, (x) the P-Caps (or, in the event the P-Caps are not outstanding, the Notes) are rated Investment Grade by each of the Rating Agencies or (y) the ratings of the P-Caps (or, in the event the P-Caps are not outstanding, the Notes) by each of the Rating Agencies are equal to or better than the ratings of the P-Caps on the issue date of the P-Caps.
“Clearstream” means Clearstream Banking, S.A.
“Company” means Constellation Energy Generation, LLC, a Pennsylvania limited liability company, and any and all successors thereto.
“Collateral Enforcement Amount” has the meaning set forth in the Facility Agreement.
“Consolidated Net Tangible Assets” means the total consolidated assets of the Company and its Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2(e) hereof. Definitive Notes will be substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Legend.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Depositary” has the meaning of “Depository” set forth in the Indenture.
“Electronic Signature” means any electronic signature covered by the Electronic Signatures in Global and National Commerce Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law (e.g., www.docusign.com).
“Equity Interest” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Facility Agreement” has the meaning assigned to it in the recitals to this Supplemental Indenture, as originally executed and as thereafter supplemented, modified or amended.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under the Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.
“Global Legend” means the legend set forth in Section 2(e)(vi)(2) hereof, which is required to be placed on all Global Notes issued under this Supplemental Indenture.
“Global Notes” means, individually and collectively, each Restricted Global Note and each Unrestricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend, issued in accordance with Sections 2(a), 2(b), 2(e)(ii)(3), 2(e)(ii)(4), 2(e)(iv)(2), or 2(e)(vi) hereof.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes.
“Indebtedness” of any Person means (1) all indebtedness of such person for borrowed money, (2) all obligations of such person evidenced by senior notes, debentures, notes or other similar instruments, (3) all obligations of such person to pay the deferred purchase price of property or services, (4) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of the default are limited to repossession or sale of such property), (5) all capital lease obligations of such person (excluding leases of property in the ordinary course of business), and (6) all Indebtedness of the type referred to in clauses (1) through (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property.
“Indenture” has the meaning assigned to it in the recitals to this Supplemental Indenture, as originally executed and as thereafter supplemented, modified or amended.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Institutional Accredited Investor” means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB- or better by S&P, (iii) the equivalent of such rating by such organization or (iv) if another Rating Agency has been selected by the Company, the equivalent of such rating by such other Rating Agency.
“Issuance Right” has the meaning set forth in the Facility Agreement.
“Lien” means, with respect to any asset:
(1)any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset;
(2)the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and
(3)in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities.
“Maximum Amount” has the meaning assigned to it in the Facility Agreement.

“Mandatory Exercise” has the meaning set forth in the Facility Agreement.
“Mandatory Exercise Event” has the meaning set forth in the Facility Agreement.
“Notes” has the meaning assigned to it in the recitals to this Supplemental Indenture.
“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Treasurer, any Assistant Treasurer, the Secretary, the Controller, Assistant Secretary or any Vice-President of such Person.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“P-Caps” means the pre-capitalized trust securities to be issued by the Trust in the form of the Certificates evidencing undivided beneficial interests in the assets of the Trust in accordance with the terms of the Trust Declaration and designated as the “Pre-Capitalized Trust Securities Redeemable January 31, 2027”.
“Pledge Agreement” has the meaning set forth in the Facility Agreement.
“Private Placement Legend” means the legend set forth in Section 2(e)(vi)(1)hereof to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.
“QIB” means a "qualified institutional buyer" as defined in Rule 144A.
“Ratings Agency” means (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate the P-Caps or, following the dissolution of the Trust, the Notes or fails to make a rating of the P-Caps or, following the dissolution of the Trust, the Notes publicly available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s or S&P, as the case may be with respect to such securities.
“Registrar” means the office or agency with respect to the Notes, where the Notes may be presented for registration of transfer or exchange.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Repurchase Right” has the meaning set forth in the Facility Agreement.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the Securities and Exchange Commission.
“Subsidiary” means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by a Person.
“Supplemental Indenture” has the meaning assigned to it in the preamble to this Supplemental Indenture, as originally executed and as thereafter supplemented, modified or amended.
“Security Register” means the register kept by the Registrar of the Notes and their transfer and exchange.
“Trust” has the meaning assigned to it in the recitals to this Supplemental Indenture.
“Trust Declaration” means the Amended and Restated Declaration of Trust, dated as of February 9, 2022, among the Company, in its individual capacity and as depositor, Deutsche Bank Trust Company Delaware, as Delaware trustee, and Deutsche Bank Trust Company Americas, as trustee, as originally executed and as thereafter supplemented, modified or amended.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Voluntary Exercise” has the meaning set forth in the Facility Agreement.
“Voting Stock” means the Capital Stock of any Person as of any date that is at the time entitled to vote in the election of the board of directors of such Person.
Section 2.THE NOTES.
(a)Establishment. There is hereby created and authorized the following new series of Securities to be offered and issued under the Base Indenture, to be designated as the: “3.046% Senior Notes due 2027”. On the date of entry into the Facility Agreement, the Company will issue to the Trust a Note in definitive form with an initial principal amount of $0 (the “Initial Note Certificate”). Any delivery of Notes by the Company to the Trust as contemplated by the Facility Agreement upon any exercise of the Issuance Right (including any Voluntary Exercise, Automatic Exercise or Mandatory Exercise) will be effected by increasing the principal amount of the Initial Note Certificate and recording such increase in the Schedule of Increases and Decreases attached to the Initial Note Certificate and the Security Register. Any redemption of the Notes held by the Trust and any delivery of the Notes by the Trust to the Company upon the Company’s exercise of the Repurchase Right or pursuant to the Company's rights to redeem the Notes as described below under Section 3 will be effected by decreasing the principal amount of the Initial Note Certificate and recording such decrease in the Schedule of Increases and Decreases attached to the Initial Note Certificate and the Security Register. The Company may exercise the Issuance Right under the Facility Agreement to sell Notes to the Trust at its discretion at any time up to the Available Amount of the Notes. The Company must exercise the Issuance Right under the Facility Agreement to sell to the Trust the entire Available Amount of Notes (in respect of a Mandatory Exercise Event occurring under clause (1), (2), (3) or (6) of the definition of “Mandatory Exercise Event” in the Facility Agreement) or the Collateral Enforcement Amount of the Notes (in respect of a Mandatory Exercise Event occurring under clause (4) of the definition of “Mandatory Exercise Event” in the Facility Agreement) or the Change of Control Offer Issuance Amount (in respect of a Mandatory Exercise occurring under clause (5) of the definition of “Mandatory Exercise Event” in the Facility Agreement). The Issuance Right under the Facility Agreement to sell to the Trust the Available Amount of Notes is automatically exercised in full upon the occurrence of an Automatic Exercise Event in accordance with the Facility Agreement. Upon a Mandatory Exercise Event occurring under clause (5) of the definition of “Mandatory Exercise Event” in the Facility Agreement, the Company will be required to sell to the Trust Notes in a principal amount equal to the Change of Control Offer Issuance Amount. On the Change of

Control Payment Date (as defined herein), the Company shall pay the Change of Control Payment (as defined herein) under this Supplemental Indenture with respect to the Notes held by the Trust (including Notes issued pursuant to the related Mandatory Exercise Event) to be repurchased.
(b)Form and Dating.
(i)The Notes. The Notes (other than the Initial Note Certificate) shall be issued in registered global form without interest coupons. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of the Base Indenture, the provisions of the Notes shall govern and be controlling, and to the extent any provision of the Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.
(ii)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Legend thereon). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee's records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2(e) hereof.
(iii)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
(c)Execution and Authentication. One Officer must sign the Notes for the Company by manual signature, facsimile, or Electronic Signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature, facsimile, or Electronic Signature of the Trustee. Such signature will be conclusive evidence that the Note has been authenticated under this Supplemental Indenture. The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue under this Supplemental Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed the Maximum Amount, except as provided in Section 2.9 of the Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.
(d)Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

(e)Transfer and Exchange. In the event that the Company or any of its Affiliates requests that the trustee of the Trust exchange P-Caps for Notes pursuant to Section 5.4(e) of the Trust Declaration, the Trustee shall register the transfer of such Notes to the Company or any of its Affiliates or, if requested by the Company or any of its Affiliates, cancel such Notes in accordance with Section 2.10 of the Base Indenture. The Company shall provide the Trustee with a copy of any request by the Company or any of its Affiliates under Section 5.4(e) of the Trust Declaration promptly after such a request is made, accompanied by an Officer's Certificate that the exchange complies with the Trust Declaration and is permitted hereunder. In the event the Notes are distributed to the holders of the P-Caps upon the termination of the Trust, such Notes will be exchangeable for other Notes, in any authorized denominations, for the same aggregate principal amount and having the same terms.
(i)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:
(1)the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2)the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)there has occurred and is continuing a Default or Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.9 and 2.11 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2(e) or Sections 2.9 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.05(i), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2(e)(ii), (iii) or (vi) hereof.
(ii)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Supplemental Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2(e)(ii)(1).

(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2(e)(ii)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
a.both:
i.a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
ii.instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
b.both:
i.a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
ii.instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2(e)(ii)(2) above and the Registrar receives the following:
a.if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
b.if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
c.if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted

Global Note if the exchange or transfer complies with the requirements of Section 2(e)(ii)(2) above and the Registrar receives the following:
a.if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
b.if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case of this Section 2(e)(ii)(4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2(e)(ii)(4) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2(c) hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2(e)(ii)(4). Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(iii)Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2(e)(ii)(2) hereof, and to the requirements set forth below in this Section 2(e)(iii).
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
a.if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
b.if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
c.if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

d.if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
e.if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (b) through (d) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
f.if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
g.if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2(e)(viii) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this to Section 2(e)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2(e)(iii)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
a.if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
b.if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2(e)(iii)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth Section 2(e)(ii)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2(e)(viii) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2(e)(iii)(3) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2(e)(iii)(3) will not bear the Private Placement Legend.
(iv)Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note (in each case, other than an exchange or transfer to DTC as set forth in Section 2(f) below), then, upon receipt by the Registrar of the following documentation:
a.if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
b.if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
c.if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
d.if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
e.if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (b) through (d) above, a certificate to the effect set forth in

Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
f.if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
g.if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (a) above, the appropriate Restricted Global Note, in the case of clause (b) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
a.if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
b.if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2(e)(iv)(2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2(e)(iv)(2), the Trustee will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(b), (2)(d) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2(c) hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(v)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2(e)(v), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2(e)(v).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
a.if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
b.if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
c.if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
a.if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
b.if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2(e)(v)(2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(vi)Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
a.Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE AND HOLDING OF THIS NOTE OR SUCH INTEREST THAT EITHER (1) IT IS NOT (A) AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR THAT IS SUBJECT TO ERISA OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (B) AN EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS ("SIMILAR LAWS") OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE, OR (2) THE PURCHASE AND HOLDING OF THE NOTES WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.
CONSTELLATION ENERGY GENERATION, LLC RESERVES THE RIGHT TO MODIFY THE FORM OF THE NOTES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN

PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE NOTES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF NOTES SUCH AS THE NOTES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
b.Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (ii)(4), (iii)(2), (iii)(3), (iv)(2), (iv)(3), (v)(2), (v)(3) or (vi) of this Section 2(e) (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)Global Legend. Each Global Note will bear a legend in substantially the following form:
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CONSTELLATION ENERGY GENERATION, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
(3)Original Issue Discount Legend. Each Note issued with original issue discount, if any, will bear a legend in substantially the following form:
FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 IN AGGREGATE PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $[ ], THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[ ], THE ISSUE DATE IS [ ], 202[ ] AND THE YIELD TO MATURITY IS [ ]% PER ANNUM.
(vii)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(viii)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2(c) hereof or at the Registrar's request.
(2)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3(f) and 4(d), and Sections 2.8, 2.11, 11.2 and 9.05 of the Base Indenture).
(3)The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)The Company shall not be required:
a.to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption and ending at the close of business on the day of selection;
b.to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
c.to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2(c) hereof.
(8)All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2(e) to effect a registration of transfer or exchange may be submitted by facsimile or electronic format (e.g. "pdf' or "tif').
(9)All references in this Section 2(e) to the exchange or transfer of Notes, Global Notes, Definitive Notes or any beneficial interests therein shall be deemed to refer to the exchange or transfer of the applicable P-Caps, Global Notes, Definitive Notes or any beneficial interests therein.
(f)Trust Dissolution. If the Trust distributes the Notes to the holders of the P-Caps upon its dissolution and termination, then prior to such distribution, the Notes shall, and the Company shall take commercially reasonable efforts to cause the Notes to, be exchanged for one or more Global Notes and the Depository shall be DTC; provided that, if such Notes are not eligible to be settled through DTC at the time of such distribution, such Notes will be distributed in the form of one or more individual Securities. Any such Global Notes shall be Global Notes for purposes of the Base Indenture and shall be subject to the provisions thereof governing Global Notes, except as modified hereby.
(g)Ranking. The Notes will be the Company’s direct unsecured general obligations and will rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding and will be senior in right of payment to all of the Company’s existing and future subordinated debt.
(h)The date on which the principal is payable on the Notes, unless accelerated pursuant to the terms of the Indenture, shall be as provided in the form of security attached hereto as Exhibit A.
(i)The Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The interest payment dates, and the Record Dates for the determination of Holders of the Notes to whom such interest is payable, for each series, shall be as provided in the form of security attached hereto as Exhibit A.
(j)The Notes shall be subject to the Events of Default provided in Section 5.1 of the Base Indenture. For purposes of the Notes (but not other Securities, unless provided by the terms thereof), an “Event of Default” shall also include:
(i)an event of default, as defined in any of the Company’s instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of the Company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of which, and interest on which, does not individually, or in the aggregate, exceed $100,000,000; or
(ii)one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against the Company or any of its properties in an aggregate amount in excess of $100,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings.
(k)The discharge, defeasance and covenant defeasance provisions that will apply to the Notes shall be as provided in the Base Indenture in Article IX thereof; provided that, the Notes will be subject to the discharge, defeasance or covenant defeasance as described below only if they are distributed to holders of the P-Caps upon the Trust’s dissolution and termination.
(l)The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes if the Notes are issued in the form of a Global Security following the dissolution of the Trust. Additional provisions applicable to the Notes issued in the form of a Global Security are set forth in the form of security attached hereto as Exhibit A.
(m)The Trustee will initially act as the Paying Agent with respect to the Notes of each series. The office of the Paying Agent will be located at Deutsche Bank Trust Company Americas, Trust and Agency Services, 1 Columbus Circle, 17th Floor, MS NYC 01-1710, New York, New York 10019 Attn: Corporates – Constellation Energy Generation, LLC.

(n)Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Base Indenture.
Section 3.REDEMPTION.
(a)Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3(g) hereof, it must furnish to the Trustee, at least 15 days (or such shorter period as the Trustee may in its sole discretion allow) but not more than 60 days before a redemption date, an Officer's Certificate setting forth:
(i)the clause of this Supplemental Indenture pursuant to which the redemption shall occur;
(ii)the redemption date;
(iii)the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof.
(b)Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis among all outstanding Notes or, if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, in either case, unless otherwise required by law or depositary requirements. In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Prior to the dissolution of the Trust, the Company may redeem the Notes only in integral multiples of $20,000,000 principal amount.
(c)Notice of Redemption. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or delivered electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Supplemental Indenture pursuant to Articles 8 or 11 hereof. The notice will identify the Notes to be redeemed and will state:
(i)the redemption date;
(ii)the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof;

(iii)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii)the paragraph of the Notes and/or Section of this Supplemental Indenture pursuant to which the Notes called for redemption are being redeemed; and
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Company's request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least four (4) Business Days prior to the date such notice of redemption is to be distributed to the Holders (or such shorter period as the Trustee in its sole discretion may allow), an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.
(d)Effect of Notice of Redemption. Once notice of redemption is mailed or delivered in accordance with Section 3(c) hereof, Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.
(e)Deposit of Redemption or Purchase Price. No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date. Promptly after the Company's written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4(a) hereof.
(f)Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
(g)Optional Redemption.

(i)At any time prior to December 31, 2026 (the “Par Call Date”), the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:
(1)the sum of (a) the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the date of redemption, and
(2)100% of the principal amount of Notes to be redeemed.
Plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
(ii)At any time on or after the Par Call Date, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
(iii)Prior to the dissolution and termination of the Trust, the Company may redeem Notes held by the Trust only in integral multiples of $10 million principal amount.
(iv)For purposes of this Section 3(g), “Treasury Rate” means, with respect to any applicable redemption date, the yield determined by Constellation in accordance with the following: The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading).
In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, The Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, The Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
(v)The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
(vi)Any optional redemption may be conditioned upon the consummation of one or more other transactions. The Trustee shall not have responsibility for calculating the redemption price.
(h)Mandatory Redemption. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 4.COVENANTS OF THE ISSUER. The Company shall be subject to the Covenants of the Issuer provided in Article III of the Base Indenture. For purposes of the Notes (but not other Securities, unless provided by the terms thereof), the Company additionally covenants and agrees to the following:
(a)Reports. The Company shall provide any documents or reports that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the Trustee within 15 days after The Company has filed those documents or reports with the SEC. The Company has agreed that even if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange act or otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will nonetheless file with the SEC and make available to the Trustee and to holders of the Notes the following reports:
(1)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made, the reports shall be deemed to be furnished to the Trustee and Holders of Notes. The Trustee shall not be responsible for determining whether such filings have been made.
If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in this Section 4(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will agree that, for so long as any Notes are Outstanding, the Company will furnish or otherwise make available to holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of such documents and reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely on officer’s certificates).
(b)Limitations on Liens. The Company may not issue, assume, guarantee or permit to exist any Indebtedness (as defined below) secured by any Lien on any of its property, whether owned on the date that the Notes are issued or thereafter acquired, without in any such case effectively securing the outstanding Notes (together with, if the Company shall so determine, any other Indebtedness of or guaranteed by the Company ranking equally with the Notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided that the foregoing restriction shall not apply to the following permitted liens (“Permitted Liens”):

(1)	pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;
(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, arising in the ordinary course of business;
(3)	Liens for property taxes being contested in good faith;
(4)	minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;
(5)	Liens on property existing at the time of acquisition thereof by the company, or to secure any Indebtedness incurred by the Company prior to, at the time of, or within 90 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of the property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price or construction or improvements;
(6)	Liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;
(7)	Liens securing obligations issued by a state, territory or possession of the United States, or any political subdivision of any of the foregoing or the District of Columbia, to finance the acquisition or construction of property, and on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includible in gross income of the holder by reason of Section 103(a)(1) of the Internal Revenue Code of 1986, as amended (or any successor to such provision) as in effect at the time of the issuance of such obligations; and
(8)	other Liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by Liens pursuant to this clause (8) does not exceed 10% of the Company’s Consolidated Net Tangible Assets].
In the event that the Company shall propose to pledge, mortgage or hypothecate any property to secure Indebtedness, other than as permitted by clauses (1) through (8) of the previous paragraph, the Company shall (prior thereto) give written notice thereof to the trustee, who shall give notice to the holders, and the Company shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure, all the Notes equally and ratably with such Indebtedness. The Indenture does not limit the Company’s Subsidiaries’ ability to issue, assume, guarantee or permit to exist any Indebtedness secured by any Lien on any of such Subsidiary’s property, whether owned on the date the Notes are issued or thereafter acquired, provided that such Indebtedness is limited in recourse only to such Subsidiary.
(c)Restriction on Sales and Leasebacks. The Company may not enter into any sale and leaseback transaction with any Subsidiary. In addition, the Company may not enter into any sale and leaseback transaction unless the Company complies with this restrictive covenant. A “sale and leaseback transaction” generally is an arrangement between the Company and a Subsidiary, bank, insurance company or other lender or investor where the Company leases real or personal property which was or will be sold by the Company to that Subsidiary, lender or investor. The Company will comply with this restrictive covenant if it meets either of the following conditions:
(i)the sale and leaseback transaction is entered into prior to, concurrently with or within 90 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or
(ii)The Company could otherwise grant a Lien on the property as a Permitted Lien.
(d)Offer to Repurchase Upon Change of Control Triggering Event.
(i)Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4(d) and that all Notes tendered will be accepted for payment;
(ii)the purchase price and the purchase date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered (the “Change of Control Payment Date”);
(1)that any Note not tendered will continue to accrue interest;
(2)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
(3)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(4)that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(5)that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.
(iii)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4(d), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4(d) by virtue of such compliance.
(iv)With respect to any Notes issued to the Trust in the amount of a Change of Control Offer Issuance Amount in connection with a Mandatory Exercise Event or other Notes already held by the Trust, to the extent holders of the P-Caps have accepted the Change of Control Offer with respect to P-Caps upon a Change of Control Offer Expiration Date, the Company will be required to repurchase such Notes on the Change of Control Payment Date for an amount equal to the Change of Control Payment in accordance with this Section 4(d).
(v)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
(vi)The Paying Agent shall promptly distribute to each Holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(vii)The provisions described in Section 4(d) shall apply whether or not other provisions of this Supplemental Indenture are applicable. Except as described in Section 4(d) hereof, Holders of Notes shall not be permitted to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
(viii)Notwithstanding anything to the contrary in this Section 4(d), the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4(d) and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 4(d)hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.
Section 5.EFFECT OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Base Indenture as in effect immediately prior to the execution and delivery hereof. The Base Indenture shall remain in full force and effect except to the extent that the provisions of the Base Indenture are expressly modified by the terms of this Supplemental Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
Notwithstanding any other provision of the Base Indenture or this Supplemental Indenture to the contrary, to the extent any provisions of this Supplemental Indenture or any Note issued hereunder shall conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture (including the terms and conditions of each series of Notes set forth in Section 2 hereof) shall govern.
Section 6.GOVERNING LAW. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.
Section 7.Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 8.TRUSTEE’S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Notes of any series, it shall not be accountable for the Company’s use of the proceeds from the Notes of any series or any money paid to the Company or upon the Company’s direction under any provision of the Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes of any series or any other document in connection with the sale of the Notes of any series or pursuant to this Supplemental Indenture other than its certificate of authentication.
Section 9.AMENDMENTS AND SUPPLEMENTS. Except as provided below, this Supplemental Indenture and the terms of the Notes shall be modified only as provided in Article VIII of the Base Indenture.
Section 10.TRUST INDENTURE ACT. Except as required by applicable law, notwithstanding any term or provision of the Base Indenture, this Supplemental Indenture and the Notes will not be subject to the provisions of the Trust Indenture Act of 1939, as amended.
Section 11.COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Signatures to this Supplemental Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Supplemental Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be manual, facsimile, or Electronic Signatures. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture and other Executed Documentation by telecopier, facsimile or other electronic transmission (e.g. a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The exchange of copies of this Supplemental Indenture and other Executed Documentation and of signature pages by telecopier, facsimile or other electronic transmission (e.g. a “pdf” or “tif”) shall constitute effective execution and delivery of this Supplemental Indenture and other Executed Documentation as to the parties hereto and may be used in lieu of the original Supplemental Indenture or other Executed Documentation and signature pages for all purposes.
Section 12.MULTIPLE ROLES. The parties expressly acknowledge and consent to the Trustee acting in the capacity of trustee and Delaware trustee under the Trust Declaration (the “Owner Trustee”), as Collateral Agent and Securities Intermediary (each as defined in the Pledge Agreement) under the Pledge Agreement, and as the Trustee under the Indenture and the Facility Agreement. Each of the Owner Trustee, the Securities Intermediary, the Collateral Agent and the Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Owner Trustee of express duties set forth in the Trust Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in the Pledge Agreement or the Trustee of express duties set forth in the Facility Agreement and in the Indenture, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Holders of the Notes.
[The remainder of this page is left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.
CONSTELLATION ENERGY GENERATION, LLC
By:    /s/ Shane Smith
Name:    Shane Smith
Title:     Vice President and Treasurer

[Signature page to First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:    /s/ Bridgette Casasnovas
Name: Bridgette Casasnovas
Title: Vice President

By:    /s/ Robert Peschler
Name: Robert Peschler
Title: Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A
FORM OF NOTE
[Face of Note]
CUSIP/CINS 210385 AA8
3.046% Senior Notes due 2027
No. ________ $ ________

as revised [by the Schedule of Increases and Decreases attached hereto] with a principal sum not to exceed $    , and $     in the aggregate for the Securities of the Series.
CONSTELLATION ENERGY GENERATION, LLC
promises to pay to ________ or registered assigns,
the principal sum of ________________________________ DOLLARS on January 31, 2027
Interest Payment Dates: January 31 and July 31
Record Dates: January 15 and July 15
Dated: ________________________________
This Note is one of the Securities
of the Series designated therein referred to
in the within-mentioned Base Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
CONSTELLATION ENERGY GENERATION, LLC
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:
Name:
Title:

[Back of Note]
3.046% Senior Notes due 2027
[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below (or incorporated by reference therein) unless otherwise indicated.
(1)INTEREST. Constellation Energy Generation, LLC, a Pennsylvania limited liability company (the "Company"), promises to pay interest on the principal sum (not in excess of the Maximum Amount) [reflected on the Schedule of Increases and Decreases on Schedule A of this Note] and in the Security Register in accordance with the terms of the Indenture at 3.046% per annum from and including the date the Notes are delivered to the Trust or, if such date is not January 31 or July 31 (or if such date is prior to July 31, 2022, the date the P-Caps are issued) (the "Issuance Date"), and will be payable on each January 31 and July 31, commencing on July 31, 2022 (each, "Distribution Date"), or at any time the Notes are held by the Trust or in book-entry form only, at the close of business on the Business Day immediately preceding the Distribution Date. The Company shall pay interest semi-annually in arrears on January 31 and July 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issuance Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
(2)METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.7 of the Base Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If this Note has been distributed by the Trust to the holders of the P-Caps upon the dissolution and termination of the Trust and is not represented by a Global Note, at the option of the Company, payment may be made by (i) check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) Holders of the Notes must make arrangements to have their payments picked up at or wired from the corporate trust office of the Trustee. That office is currently located at 1 Columbus Circle 17th Floor MS:NYC01-1710 New York, New York 10019, Attention: Trust & Agency Services, Corporates Team/SF7147. The Company may arrange for additional payment offices or cancel or change these offices.
(3)PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the "Base Indenture"), dated as of February 9, 2022, between the Company and the Trustee, as amended by the Supplemental Indenture (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), dated as of February 9, 2022, among the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Notes are unsecured general obligations of the Company.
(5)OPTIONAL REDEMPTION. This Note may be redeemed at the option of the Company as set forth in Section 3(g) of the Supplemental Indenture. Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3 of the Supplemental Indenture.
(6)MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company will make an offer (a "Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail (or deliver electronically) a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(8)NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Supplemental Indenture pursuant to Articles IX thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.
(9)Denominations, Transfer, Exchange. The Securities are in registered form in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The provisions of Section 2.8 of the Base Indenture (Registration, Transfer and Exchange) shall apply to the Securities.
(10)Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of such Note for all purposes.
(11)Amendments, Supplements and Waivers. The Indenture and the Securities may be amended or supplemented as provided in the Indenture.
(12)Defaults and Remedies. If an Event of Default with respect to the Securities shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture provides that no Holder of any Note of any series may enforce any remedy with respect to such series under the Indenture unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9 of the Base Indenture; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.
(13)Discharge and Defeasance. The Indenture contains provisions for discharge and for the defeasance of the entire indebtedness of this Note and certain restrictive covenants upon compliance by the Company with certain conditions set forth therein. Such discharge and defeasance provisions will only apply to this Note following the Trust’s dissolution and termination and a distribution of the Securities to the holders of the P-Caps.
(14)Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.
(15)No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
(16)Signatures. The Company may deliver its signature page to this Note, and the Trustee may validly authenticate this Note, by manual, facsimile, or Electronic Signature, in each case which may be delivered by telecopier, facsimile or other electronic transmission (e.g. a “pdf” or “tif”), which shall be effective as delivery of a manually signature thereof and may be used in lieu of manual signature pages for all purposes.
(17)Authentication. This Note shall not be valid until authenticated by the manual signature, facsimile, or Electronic Signature of the Trustee or an authenticating agent in accordance with the Indenture. An authenticating agent may authenticate Notes whenever the Trustee may do so.
(18)Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
(19)CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(20)Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.
(21)Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF

OR RELATING TO THIS NOTE, THE INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.
(22)THE COMPANY SHALL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE BASE INDENTURE OR ANY RELEVANT SUPPLEMENTAL INDENTURE. REQUESTS MAY BE MADE TO THE REGISTERED OFFICE OF THE COMPANY.

(23)
ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note
to:
(Insert assignee's legal name)

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint    to transfer this Note on the books of
the Company. The agent may substitute another to act for him.
Date:
Your
Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4(d) of the Supplemental Indenture, check here: ❑
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4(d) of the Supplemental Indenture, state the amount you elect to have purchased:
    $
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification
No.:
Signature Guarantee*:
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

SCHEDULE A
SCHEDULE OF INCREASES AND DECREASES IN THE NOTE
The following increases and decreases in this Note have been made:

Date of Change	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian
.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Constellation Energy Generation, LLC
200 Exelon Way, Kennett Square
Pennsylvania 19348,
Attention: General Counsel

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department

    Re: 3.046% Senior Notes due 2027 (CUSIP 210385 AA8)

Reference is hereby made to the Supplemental Indenture, dated as of February 9, 2022 (the “Indenture”), among Constellation Energy Generation, LLC, as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
            , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to ___________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.❑ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.❑ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.❑ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a.❑ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
b.❑ such Transfer is being effected to the Company or a subsidiary thereof; or
c.❑ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
d.❑ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.❑ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

a.❑ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
b.❑ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
c.❑ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]

By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ❑ a beneficial interest in the:
(i)❑ 144A Global Note (CUSIP    ), or
(ii)❑ Regulation S Global Note (CUSIP    ), or
(iii)❑ IAI Global Note (CUSIP    ); or
(b)    ❑ a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    ❑ a beneficial interest in the:
(i)❑ 144A Global Note (CUSIP    ), or
(ii)❑ Regulation S Global Note (CUSIP    ), or
(iii)❑ IAI Global Note (CUSIP    ); or
(iv)❑ Unrestricted Global Note (CUSIP    ); or
(b)    ❑ a Restricted Definitive Note; or
(c)    ❑ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Constellation Energy Generation, LLC
200 Exelon Way, Kennett Square
Pennsylvania 19348,
Attention: General Counsel

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department
    Re: 3.046% Senior Notes due 2027 (CUSIP 210385 AA8)
Reference is hereby made to the Supplemental Indenture, dated as of February 9, 2022 (the “Indenture”), among Constellation Energy Generation, LLC, as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
            , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
a.❑ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b.❑ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c.❑ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions
C-1

applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d.❑ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
a.❑ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b.❑ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ❑ 144A Global Note, ❑ Regulation S Global Note, ❑ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]

By:
Name:
Title:
Dated:
C-2

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Constellation Energy Generation, LLC
200 Exelon Way, Kennett Square
Pennsylvania 19348,
Attention: General Counsel

Deutsche Bank Trust Company Americas
c/o DB Services Americas, Inc.
5022 Gate Parkway, Suite 200
Jacksonville, FL 32256
Attn: Transfer Department
    Re: 3.046% Senior Notes due 2027 (CUSIP 210385 AA8)
Reference is hereby made to the Supplemental Indenture, dated as of February 9, 2022 (the “Indenture”), among Constellation Energy Generation, LLC, as issuer (the “Company”), the Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $    aggregate principal amount of:
(a)❑ a beneficial interest in a Global Note, or
(b)❑ a Definitive Note,
we confirm that:
1.We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the
D-1

foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:
D-2